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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MessageMedia, Inc. 1999 Non-Officer Stock Option Plan of our report dated February 15, 2001, except for Notes 1 and 14 as to which the date is February 23, 2001, with respect to the consolidated financial statements and schedule of MessageMedia, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

Denver, Colorado
March 28, 2001